LOAN DOCUMENT

PURCHASE AND ASSIGNMENT AGREEMENT

THIS LOAN DOCUMENT PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”), is effective this 30th day of September, 2013 (the “Effective Date”), by and between GLOBAL CASINOS, INC., a Utah corporation (“Assignor” or “Seller”), and GEMINI GAMING, LLC, a Colorado limited liability company (“Assignee” or “Buyer”),

RECITALS

A.

Assignor is a party to certain loan documents which evidence a loan by Assignor to Casinos, USA, Inc. (“Casinos” or “Borrower”), and more particularly described on Exhibit A attached hereto and incorporated herein by this reference and collectively referred to herein as the “Loan Documents.”

B.

Assignee desires to purchase all of Assignor’s rights, title, and interest in and to the Loan Documents, and Assignor is willing to do so on the terms and conditions set forth in this Agreement.

C.

Further, Assignor is willing to transfer to Assignee all of Assignor’s rights, title, and interest in and to the Loan Documents on the terms and conditions set forth herein.

D.

This Agreement is being executed and delivered in connection with the consummation of that certain Amended and Restated Split-Off Agreement between Assignor and Assignee dated as of May 2, 2013 (the “Split-Off Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements set forth herein and in the Split-Off Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Purchase of Loan Documents.  At the Closing (defined below), Assignor shall sell, assign and transfer to Assignee the Loan Documents and all of Assignor’s right, title and interest in the Loan evidenced by the Loan Documents.

2.

Closing.  Closing of the transactions contemplated hereunder (“Closing”) shall occur at a time and place mutually agreed upon by the parties hereto, but in no event later than 1:00 p.m., September 30, 2013.  The effective date of the assignment of the Loan Documents shall be September 30, 2013.

3.

Assignment of Loan Documents.  At Closing, Assignor shall assign to Assignee the Loan Documents free and clear of any liens, encumbrances, pledges or claims of third parties, without recourse and without representation or warranty except as set forth in this Agreement. The form of the executed Assignments to be delivered at Closing by Assignor are attached hereto as Exhibit B, and incorporated herein by reference.

4.

 No Merger.  The parties acknowledge and agree that it is their intention that all of the Loan Documents will remain in full force and effect after the transactions contemplated by this Agreement have been consummated.  To the extent allowed by law, the parties further acknowledge and agree that the interests of Borrower in the Property will not merge with the interests of Assignee in the Property created by the Loan Documents.  It is the express intention of each of the parties (and all of the conveyances provided for herein will so recite) that such interests of Borrower and Assignee in the Property will not merge, but be and remain at all times separate and distinct, notwithstanding any union of said interests at any time by purchase, termination or otherwise and that the liens held by Assignee against the Property created by certain of the Loan Documents will remain at all times valid and continuous liens against the Property.  Assignee specifically reserve the right to assert all claims held by Assignee against the collateral described in the Loan Documents from time to time after the Closing Date subject, however, to the terms of this Agreement.

5.

Assignor’s Representations.  Assignor represents, warrants, and covenants to Assignee the following:

(a)

Assignor has not further assigned, pledged, hypothecated or otherwise transferred any of its rights or interests under the Loan Documents, or any one of the Loan Documents, to any other party or parties and is the owner of such rights and interests; the Loan Documents (except the Deed of Trust listed in Exhibit A, which is also for the benefit of other noteholders referenced therein) are not subject to any other mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever;

(b)

Seller’s assignment of the Loan Documents, and each of them, to Buyer shall be free and clear of any and all mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever of any third party, except any rights of other noteholders referenced in the Deed of Trust;

(c)

To the best of the knowledge of Assignor and except for the Loan Documents listed on Exhibit A hereto, there exist no other agreements, documents, instruments or commitments to which Seller is a party that effects, modifies, impairs or limits in any manner whatsoever the rights of the holder of the Loan Documents which would be binding upon Buyer or limit, modify or impair the rights of Buyer under the Loan Documents;

(d)

As of Closing, the outstanding and unpaid principal balance of the Note is  $720,425.57 and the balance of accrued and unpaid interest on the Note is $7,201.00;

(e)

To the best of the knowledge of Assignor, Exhibit A sets forth a true and complete list of all the agreements, documents, and instruments evidencing or securing the transactions contemplated by the Loan Documents;

(f)

As of Closing, Assignor has no claims or causes of action against Assignee or Borrower, except claims or causes of action arising under the Loan Documents; and

(g)

Assignor is duly authorized by all appropriate corporate action to undertake and perform this Agreement.

6.

Assignee’s Representations and Other Agreements.  Assignee represents, warrants and covenants to Assignor the following:

(a)

Assignee has conducted its own investigation and analysis of the Borrower, the Loan Documents, the real property owned by Borrower located in Black Hawk, Colorado and any other collateral securing the Loan Documents (collectively the “Property”) and is not relying on any representations or warranties of Assignor, or any documentation including any underwriting materials, third party reports, including environmental reports, pertaining to the Property or the Borrower, whenever provided to Assignee by Assignor, except for those representations and warranties specifically made by Assignor in this Agreement.  Assignee acknowledges that the Borrower is in default under the Loan Documents.

(b)

Assignee is duly authorized by all appropriate corporate action to undertake and perform this Agreement.

(c)

As between Assignor and Assignee, Assignor shall have no liability for and shall have no obligation to indemnify Assignee from any debt, claim, obligation or liability for hazardous waste or other environmental contamination on or in the Property, if any.

(d)

As of the date hereof, Assignee or Borrower have no claims or causes of action against Assignor pertaining to the Property or the Loan Documents or Assignee’s loan secured by the Property.

(e)

Assignee possesses reasonable sophistication in financial matters and has elected to purchase the Loan Documents based on their own investigation, including environmental diligence, and is not relying on any documents, diligence materials, whenever obtained, or any statements whatsoever by Assignor, other than the Assignor Representations in Section 6.

7.

Further Assurances.  Assignee shall, at its own cost and expense, execute, acknowledge, file, and record such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement including, without limitation, the preparation, execution, and filing of a Form UCC-3.  After Closing, Assignor will provide such other and further information or documentation regarding the Loan as Assignee may request, provided such requests are reasonable.

8.

Attorneys’ Fees.  In the event of dispute under this Agreement, the prevailing party shall be obligated to pay the non-prevailing party’s (whether or not suit is filed) reasonable attorney’s fees and costs incurred in connection with such dispute, including without limitation any and all costs and fees incurred in any insolvency, bankruptcy or similar proceedings, state or federal, whether voluntarily or involuntarily commenced.

9.

Binding on Heirs and Successors.  This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

10.

Entire Agreement, Modification, Waiver.  This Agreement, together with documents and instruments delivered in connection herewith, contain the entire agreement of the parties relating to the subject matter hereof.  Any oral representations, supplements or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

11.

Governing Law and Arbitration.  This Agreement is executed and intended to be performed in the State of Colorado, and the laws of that State shall govern its interpretation and effect.  Any dispute or claim in law or equity between the parties arising out of this Agreement or any resulting transaction which is not settled though mediation within thirty (30) days shall be decided by neutral, binding arbitration in Boulder County, Colorado, and not by court action, except as provided by Colorado law for judicial review of arbitration proceeding.  The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Services, Inc. (JAMS).  The claimant first filing for the arbitration shall make the selection between AAA and JAMS rules.  The parties to arbitration may agree in writing to use different rules and/or arbitrator(s).  In all other respects, the arbitration shall be conducted in accordance with the Federal Rules of Civil Procedure.  In any arbitration, the prevailing party shall be entitled to recover its costs and attorney’s fees incurred in both the mediation and arbitration. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with the Federal Rules of Civil Procedure.  The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

12.

Captions.  The captions and section headings used herein are for convenience and for ease of reference only and constitute no part of this Agreement or understanding between the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions hereof.

13.

Survival of Warranties.  The warranties and representations, and covenants of the parties hereunder shall survive the transactions contemplated herein

14.

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.

Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

16.

Singular, Plural, etc.  Whenever the singular number is used herein and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, partnership, joint venture, trust, estate, or other association.

17.

Invalidity.  In the event that any condition, covenant, promise, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, promise, condition, or other provision herein contained.  If such condition, covenant, promise, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

18.

Exhibits and Schedules.  All Exhibits and Schedules referred to herein are hereby attached hereto and incorporated herein by this reference with the same force and effect as if fully set forth herein

19.

Execution.  This Agreement shall be executed in duplicate original.  Transmittal of fully-executed signature pages to the other party by facsimile shall be deemed to constitute execution, provided original signature pages are simultaneously transmitted to that party by overnight mail.

20.

Default.   Notwithstanding anything herein to the contrary, if either party fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then the non-defaulting party shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever.  If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

ASSIGNOR: GLOBAL CASINOS, INC. By: /s/ Christopher Brogdon Name: Christopher Brogdon Title: President	ASSIGNEE: GEMINI GAMING, LLC By: _/s/ Clifford L. Neuman ____ Name: Clifford L. Neuman Title: President

EXHIBIT A

LOAN DOCUMENTS

A.

Promissory Note and Loan Agreement dated January 17, 1997, in the original principal amount of $783,103.56, executed by Casinos USA, Inc.

B.

Agreement and Amendment to Promissory Note dated as of August 31, 2002.

C.

Second Amendment to Promissory Note dated March 18, 2008.

D.

Agreement dated March 18, 2008

E.

Deed of Trust executed by Casinos USA, Inc. for the benefit of Astraea Investment Management,  LP, dated January 17, 1997, and recorded  April 1, 1997, in the real property records of the Clerk & Recorder for Gilpin County, Colorado, (“Records”) at Book 617, Page 464;

F.

Security Agreement dated August 31, 2002 executed by Casinos USA, Inc.

G.

Loan Purchase Agreement dated November 30, 2009

H.

Assignment of Noted dated November 30, 2009

I.

Assignment of Deed of Trust dated November 30, 2009

EXHIBIT B-1

ASSIGNMENT OF DEED OF TRUST

THIS ASSIGNMENT is entered into effective this 30th day of September, 2013 by and between Global Casinos, Inc., a Utah corporation ("Assignor") and Gemini Gaming, LLC, a Colorado limited liability company ("Assignee").

WITNESSETH

WHEREAS, Astraea Investment Management, LP (“Astraea”)was Beneficiary of that certain Deed of Trust executed by Casinos USA, Inc. dated January 17, 1997 and filed for record in the Clerk and Recorder’s Office of Gilpin County, Colorado on April 1, 1997 in the real property records of the Clerk & Recorder for Gilpin County, Colorado (“Records”) at Book 617, Page 464; (“Deed of Trust”) securing repayment of a promissory note in the original principal amount of $783,103.56 (“the Note”) and encumbering the real property described on Exhibit “A” attached hereto and incorporated herein by reference; and

WHEREAS,  Astraea assigned its interest in the Deed of Trust to Assignor by Assignment of Deed of Trust dated as of November 30, 2009, and recorded in the Records at Reception 140555; and

WHEREAS, Assignor agrees to assign all of its right, title and interest in and to the Deed of Trust to Assignee and is simultaneously assigning the Note to Assignor.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Assignment.  Effective September 30, 2013 (the "Assignment Date"), Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to the Deed of Trust, and the right to exercise any and all rights and remedies of the Assignor,  thereunder with respect to the Collateral described therein.  Assignor represents and warrants that (i) Assignor has the right, power and authority to execute this Assignment; (ii) that to the best of Assignor’s knowledge the Deed of Trust is a good, valid and binding agreement of the parties thereto, and their assignees, and is in full force and effect in accordance with its terms which have not been amended or modified; and (iii) that no act or omission on the part of Assignor has occurred which would constitute a default under the Deed of Trust.  Assignor disclaims any further interest in the Deed of Trust.

2.

Acceptance and Indemnification.  Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all services and obligations required of Assignor under the Deed of Trust accruing on or after the Assignment Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Deed of Trust remains in full force and effect.

3.

Binding Effect.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

GLOBAL CASINOS, INC.

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its President

ASSIGNEE:

GEMINI GAMING, LLC

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its Manager

STATE OF COLORADO

)

) ss

COUNTY OF BOULDER

)

The foregoing instrument was acknowledged before me this 30th day of September, 2013, by Global Casinos, Inc., a Utah corporation by Clifford L. Neuman, its President.

Witness my hand and official seal.

My commission expires:  04-12-2017

/s/ Melissa A. Vander Syde

Notary Public

STATE OF COLORADO

)

) ss

COUNTY OF BOULDER

)

The foregoing instrument was acknowledged before me this 30th day of September, 2013, by Gemini Gaming, LLC, a Colorado limited liability company by Clifford L. Neuman, its Manager.

Witness my hand and official seal.

My commission expires: 04-12-2017

/s/ Melissa A. Vander Syde

Notary Public

EXHIBIT A

Lot 5 and the Easterly 30 feet of Lot 4 laying perpendicular to Lot 5, Block 40, City of Black Hawk in the County of Gilpin, State of Colorado

EXHIBIT A-2

ASSIGNMENT OF NOTE

THIS ASSIGNMENT is entered into effective this 30th day of September, 2013 by and between Global Casinos, Inc., a Utah corporation ("Assignor") and Gemini Gaming, LLC, a Colorado limited liability company ("Assignee").

WITNESSETH

WHEREAS, Casinos U.S.A. Inc executed a Promissory Note originally payable to Astraea Investment Management, LP (“Astraea”) in the principal amount of Seven Hundred Eighty-Three Thousand One Hundred Three and 56/100 Dollars ($783,103.56)(“the Note”); and

WHEREAS, the current outstanding principal balance and unpaid interest due on the Note is $720,211.91; and,

WHEREAS, the Note is secured by a Deed of Trust dated January 17, 1997 and recorded April 1, 1997 in Book 617 at Page 464 in the real property records of Gilpin County, Colorado, reference to which is here made; and

WHEREAS, the Note and the interests of Astraea in the above-referenced Deed of Trust were assigned by Astraea to Assignor by an “Assignment of Deed of Trust” made effective November 30, 2009 and filed in the office of the Clerk & Recorder for Gilpin County, Colorado on December 7, 2009 at Reception No. 140555; and

WHEREAS, Assignee desires to now acquire the Note and Assignor desires to transfer all of its right, title and interest in and to the Note to Assignee.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Assignment.

For good and valuable consideration and, in connection with the consummation of that certain Amended and Restated Split-Off Agreement between Assignor and Assignee dated as of May 2, 2013 (the “Split-Off Agreement”) as of the effective date referenced above, Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to the Note, and the right to collect all sums due thereunder.  Hereafter, Assignor disclaims any further interest in the Note.  In conjunction with the assignment, Assignor represents and warrants that:

 (i)

Assigner is the owner and holder of the Note; and

(ii)

Assignor has the right, power and authority to execute this Assignment; and

(iii)

Except as reflected above, the Note has not been amended or modified; and

(iv)

That no act or omission on the part of the Maker of the Note has occurred, which would constitute a default under the Note.

2.

Acceptance and Indemnification.  Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all services and obligations required under the Note accruing on or after the Assignment Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Note remains in full force and effect.  Assignee shall indemnify, defend and hold harmless Assignor, its affiliates, agents and assigns, from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys' fees, which arise from or relate to the Note on or after the Assignment Date.

3.

Binding Effect.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

GLOBAL CASINOS, INC.

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its President

ASSIGNEE:

GEMINI GAMING, LLC

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its Manager